UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2004

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Idenitifcaiton Number)

10065 Old Grove Road, San Diego, California  92131

(Address of principal executive offices, with zip code)

(858) 271-7070

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 22, 2004, NuVasive, Inc. issued a press release announcing the promotion of Keith Valentine to the office of President, effective December 17, 2004.

Mr. Valentine, age 37, has served as NuVasive’s Executive Vice President since January 2002. Prior to that, he served as NuVasive’s Senior Vice President of Marketing & Development from January 2001 to January 2002. From January 2000 to December 2000, Mr. Valentine served as Vice President of Marketing at ORATEC Interventions, Inc., a medical device company which was acquired by Smith & Nephew plc, also a medical device company, in 2002. From January 1992 to January 2000, Mr. Valentine served in various capacities at Medtronic Sofamor Danek, including Vice President of Marketing for the Rods Division and Group Director for the BMP Biologics program, the Interbody Sales Development effort and International Sales and Marketing. Mr. Valentine received a B.B.A. in Management and Biomedical Sciences from Western Michigan University.  Mr. Valentine’s annual salary exceeds $60,000.

A copy of the press release announcing this promotion is attached as Exhibit 99.1 hereto.

The disclosure contained in this Item 5.02 is provided on a delayed basis pursuant to the Instructions to Item 5.02(c).

Item 8.01               Other Events

On December 15, 2004, Jonathan D. Spangler, our Vice President and Chief Patent Counsel, adopted a stock trading plan for trading in NuVasive’s common stock in accordance with the guidelines specified by the Securities and Exchange Commission’s Rule 10b5-1 under the Securities Exchange Act of 1934  Mr. Spangler will file Forms 4 evidencing sales under his stock trading plan as required under Section 16 of the Securities Exchange Act of 1934.  This type of trading plan allows a corporate insider to gradually diversify holdings of company stock while minimizing any market effects of such trades by spreading them out over an extended period of time and eliminating any market concern that such trades were made by a person while in possession of material nonpublic information. Consistent with Rule 10b5-1, NuVasive’s insider trading policy permits personnel to implement Rule 10b5-1 trading plans provided that, among other things, such personnel are not in possession of any material nonpublic information at the time they adopt such plans.

Pursuant to the stock trading plan adopted by Mr. Spangler, the sale of up to 24,000 shares of NuVasive’s common stock currently held by him or issuable upon the exercise of stock options may occur.

Under Mr. Spangler’s trading plan, the plan’s agent will undertake to sell specified numbers of shares each month if the stock trades above certain prearranged minimum prices.  Mr. Spangler will have no control over the timing of any sales under the plan and there is no assurance that any shares will be sold.  Sales under the trading plan will take effect in March 2005 and continue for one year.

Item 9.01               Financial Statements and Exhibits

(c)           Exhibits

Exhibit 99.1                                    Press release issued by NuVasive, Inc. on December 22, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

Date: December 28, 2004	By:	/s/ KEVIN C. O’BOYLE
Kevin C. O’Boyle
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Document
99.1	Press release issued by NuVasive, Inc. on December 22, 2004.